Exhibit 35.23

ANNUAL STATEMENT OF COMPLIANCE OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the “Special Servicer”), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.

A review of the activities performed by the Special Servicer during the period commencing on January 1, 2018 and ending on December 31, 2018 (or any other shorter period set forth on Schedule I hereto) (the “Reporting Period”), and of the Special Servicer’s performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.

To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC, a Florida limited liability company

By:	/s/ Job Warshaw
Job Warshaw President

Dated: February 19, 2019

1601 Washington Avenue ● Suite 700 ● Miami Beach, Florida 33139-3164

Telephone: (305) 695-5600 ● Fax: (305) 695-5601

Schedule I

JPMCC 2016-JP2

JPMCC Commercial Mortgage Securities Trust 2016-JP2, Commercial Mortgage Pass-Through Certificates, Series 2016-JP2

(Opry Mills- CGCMT 2016-P4, CGCMT 2016-P5, CGCMT 2016-C2)

J.P. Morgan Chase Commercial Mortgage Securities Corp.

277 Park Avenue, 13th Floor

New York NY 10172

Bianca A. Russo

J.P. Morgan Chase Commercial Mortgage Securities Corp.,

383 Madison Avenue, 31st Floor

New York NY 10179

Kunal K. Singh

Pentalpha Surveillance LLC

375 N. French Road, Suite 100

Amherst NY 14228

Don Simon

Pentalpha Surveillance LLC

Bass, Berry & Sims PLC

150 Third Avenue South

Nashville TN 37201

Jay Knight

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia MD 21045

Group Notices

Wilmington Trust, National Association

1100 North Market Street

Wilmington DE 19890

Clarice Wright

Wilmington Trust, National Association

1100 North Market Street

Wilmington DE 19890

Group

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 11th Floor

New York NY 10013